ADDITIONAL ISSUANCE AGREEMENT

This Additional Issuance Agreement (this “Agreement”), dated as of October 16, 2020, is made pursuant to that certain Securities Purchase Agreement, dated as of August 31, 2018 (the “Purchase Agreement”), as amended, by and between Defense Technologies International Corp. (the “Company”) and the purchaser signatory hereto (the “Purchaser”) for the purchase of the Company’s Original Issue Discount Convertible Debentures (the “Additional Debenture”). Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Issuance of Additional Debenture. The Company hereby agrees to issue to the Purchaser, and the Purchaser hereby agrees to purchase, an Additional Debenture in the aggregate principal amount of $272,500, which Additional Debenture shall be in the form of the Debenture provided that:

a.The periodic interest rate on the Debenture shall be 8% per annum;

b.The Debenture shall not be convertible until the 6-month anniversary of the issuance date;

c.the Conversion Price shall be $0.50, subject to adjustment thereunder, provided that on the first Trading Day of each calendar quarter commencing on April 1, 2021 (each such date, a “Reset Date”), the Conversion Price shall be adjusted to equal the lower of (a) the then prevailing Conversion Price and (b) 100% of the average of the 5 VWAPs immediately prior to the applicable Reset Date and the Maturity Date shall be January 1, 2022;

d.In addition to the above, in the event of a reverse stock split, the Conversion Price shall be reduced, and only reduced, to equal to the lesser of the then Conversion Price and 100% of the average of the 5 VWAPs immediately following the effective date of such reverse stock split;

e.The total purchase price to the Purchaser for the purchase of the Additional Debenture is $250,000, which represents an original issue discount to the principal of the Additional Debenture; and

f.Company shall have the right to redeem the Debenture for 140% of the then outstanding principal amount at any time.

The Company shall promptly deliver to the Purchaser the Additional Debenture.

2.Documents. The rights and obligations of the Purchaser and of the Company with respect to the Additional Debenture and the shares of Common Stock issuable under the Additional Debenture (the “New Underlying Shares”) shall be identical in all respects to the rights and obligations of such Purchaser and of the Company with respect to the Debentures and the Underlying Shares issued and issuable pursuant to the Purchase Agreement. Any rights of a Purchaser or covenants of the Company which are dependent on such Purchaser holding securities of the Company or which are determined in magnitude by such Purchaser’s purchase of securities pursuant to the Purchase Agreement shall be deemed to include any securities purchased or issuable hereunder, including but not limited to Section 4.13 and the duration of the Variable Rate Transaction prohibition. The Purchase Agreement is hereby amended so that the term “Debentures” includes the Additional Debenture and “Underlying Shares” includes the New Underlying Shares.

3.Subsidiary Guarantee. The Additional Debenture constitutes an “Obligation” under the Subsidiary Guarantee as if the Additional Debentures were Debentures issued pursuant to the Purchase Agreement.

4.Representations and Warranties of the Company. The Company hereby makes to the Purchaser the following representations and warranties:

(a)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)Issuance of the Additional Debenture. The Additional Debenture  is duly authorized and, upon the execution of this Agreement by a Purchaser, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Additional Underlying Shares, when issued in accordance with the terms of the Additional Debenture, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Additional Underlying Shares at least equal to the Required Minimum on the date hereof.

(d)Affirmation of Prior Representations and Warranties. Except as  set forth on Schedule 3(d) hereto or as set forth in the SEC Reports, the Company hereby represents and warrants to each Purchaser that the Company’s representations and warranties listed in Section 3.1 of the Purchase Agreement are true and correct as of the date hereof.

5.Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

(a)Authority. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)Own Account. Such Purchaser (i) understands that the Additional Debenture is a “restricted security” and has not been registered under the Securities Act or any applicable state securities law, (ii) is acquiring the Additional Debenture as principal for its own account and not with a view to or for distributing or reselling such Additional Debenture or any part thereof in violation of the Securities Act or any applicable state securities law, (iii) has no present intention of distributing any of such securities in violation of the Securities Act or any applicable state securities law and (iv) has no arrangement or understanding with any other persons regarding the distribution of such Additional Debenture (this representation and warranty not limiting such Purchaser’s right to sell the Additional Underlying Shares pursuant to the

Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Additional Debenture hereunder  in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Additional Debenture or Additional Underlying Shares.

(c)Purchaser Status. Such Purchaser is an “accredited investor” as defined in Rule 501under the Securities Act.

(d)General Solicitation. Such Purchaser is not purchasing the Additional Debenture as a result of any advertisement, article, notice or other communication regarding the Additional Debenture published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

6.Public Disclosure. The Company shall, by 9:30 a.m. (New York City  time) on the Trading Day immediately following the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to the Purchaser, disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as  an exhibit  thereto. The Company shall consult with the Purchaser in issuing any other press releases with respect to the transactions contemplated hereby.

7.Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Purchaser under the Transaction Documents. Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Debentures or any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

8.Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Purchaser.

9.Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

10.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Purchaser of the then-outstanding Securities. The Purchaser may assign their rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

11.Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission  or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12.Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

13.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such  that may be hereafter declared invalid, illegal, void or unenforceable.

14.Fees and Expenses. The Company has agreed to reimburse the Purchaser the sum of $10,000 for its legal fees and expenses. Accordingly, in lieu of the foregoing payments, the aggregate amount that Ionic is to pay for the Securities at the Closing shall be reduced by $10,000 in lieu thereof or, at the mutual election of the parties, increase the principal amount of the Debenture by $10,000. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

15.Registration Rights. Concurrently herewith the Company and the Purchaser shall enter into a Registration Rights Agreement in form and substance satisfactory to the Purchaser.

16.Leak-Out. The Purchaser agrees solely with the Company that from the date hereof and ending at 4:00 pm (New York City time) on January 1, 2022 (such period, the “Restricted Period”), neither the Purchaser, nor any Affiliate of such Purchaser which (x) had or has knowledge of the transactions contemplated by the this Agreement, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Conversions Shares, or (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (together, the “Purchaser’s Trading Affiliates”), collectively, shall sell dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day (“Measurement Date”) sales from Conversion Shares issuable upon conversion of the Debenture (“Restricted Securities”) issued pursuant to this Agreement (but not any other Debentures issued pursuant to the Purchase Agreement, as amended, or “long” sales of shares of Common Stock purchased in open market transactions by the Purchaser) shall not exceed (i) the greater of (x) 30% of the quotient of (A) the sum of the daily average composite daily trading volume of the Common Stock as reported by Bloomberg, LP for each Trading Day during the twenty (20) consecutive Trading Days immediately prior to such applicable Measuring Date, divided by (B) twenty (20), 30% of the total trading volume that day, and $5,000.00 (the “Daily Limit”); provided that the foregoing restrictions shall not apply to (I) any other sales of shares of Common Stock from existing notes or warrants or (II) any sale of any shares of Common Stock at a price greater than or equal to $0.50 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), in each case, which shall not be included in the Daily Limit calculation above.. Notwithstanding anything herein to the contrary, during the Restricted Period, the Purchaser may, directly or indirectly, sell or transfer all, or any part, of the Restricted Securities to any Person (an “Assignee”) in a transaction which does not need to be reported on The Pink Open Market or any other trading or quotation system, without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak- out agreement in the form of this Leak-Out Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of the Purchaser and the Purchaser’s Trading Affiliates and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Leak-Out Agreement and all Assignee Agreements.

17.Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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Executed as of the first date written above by the undersigned duly authorized representatives of the Company and the Purchaser: